SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): January 31, 2001

            English Language Learning and Instruction System, Inc.
          _________________________________________________________
            (Exact name of registrant as specified in its charter)

                              Politics.com, Inc.
         __________________________________________________________
                         (Former name of registrant)

    Delaware                       0-27591                33-0836078
_________________                _________________      _________________
(State or Other Jurisdiction  (Commission File Number)  I.R.S. Employer
of Incorporation)                                       Identification Number)

                   3520 North University Avenue, Suite 275
                               Provo, UT 84604
        ____________________________________________________________
             (Address of Principal Executive Offices) (Zip Code)

                            2530 South Rural Road
                               Tempe, AZ 85282
         ___________________________________________________________
         (Former Address of Principal Executive Offices) (Zip Code)

      Registrant's Telephone Number, Including Area Code: (801) 374-3424

             Registrant's Former Telephone Number: (480) 731-9100

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a) FINANCIAL STATEMENTS AND EXHIBITS.

     Attached hereto are the financial statements relating to the acquisition by English Language Learning and Instruction System, Inc., formerly Politics.com, Inc. ("ELLIS"), of Computer Assisted Learning and Instruction, Inc. ("Cali"), as described in the 8-K filed on February 14, 2001.

    (b)  PRO FORMA FINANCIAL INFORMATION.

     Attached hereto is certain pro forma financial information related to the acquisition of Cali by ELLIS.



                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
Computer Assisted Learning & Instruction, Inc.

We have audited the accompanying consolidated balance sheets of Computer Assisted Learning & Instruction, Inc. and subsidiary (the Company) as of December 31, 2000 and 1999, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Computer Assisted Learning & Instruction, Inc. and subsidiary as of December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/

March 4, 2001
Squire & Company, PC
Orem, Utah

COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
BALANCE SHEETS
December 31, 2000 and 1999
                                                2000           1999
------------------------------------------ --------------- --------------
ASSETS

Current Assets:
  Cash                                     $       17,959  $      61,614
  Accounts receivable - net of allowance        1,033,059        470,104
  Employee receivable                               4,046          1,683
  Inventories                                      45,478         29,466
  Prepaid expenses                                  3,009         13,275
  Deferred tax assets                               9,857        101,595
                                           --------------- --------------

      Total current assets                      1,113,408        677,737

Fixed Assets:
  Property and equipment                          716,256        719,812
  Accumulated depreciation                       (356,869)      (410,530)
                                           --------------- --------------

      Net fixed assets                            359,387        309,282

Other Assets                                       34,043          9,444
                                           --------------- --------------

      Total assets                         $    1,506,838  $     996,463
                                           =============== ==============

The accompanying notes are an integral part of these statements.

COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
BALANCE SHEETS (CONTINUED)
December 31, 2000 and 1999
                                                2000           1999
------------------------------------------ --------------- --------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                         $      219,757  $      92,405
  Accrued payroll liabilities                      85,433         56,133
  Pension payable                                  68,560        161,417
  Income taxes payable                            343,966         37,144
                                           --------------- --------------

      Total current liabilities                   717,716        347,099

Deferred Tax Liability                             15,571          9,071

Stockholder Loan                                        -        750,660
                                           --------------- --------------

      Total liabilities                           733,287      1,097,759

Stockholders' Equity:
  Common stock, no par value, 20,000,000
    shares authorized, 11,550,000 shares
    issued and 11,253,000 shares
    outstanding                                   462,451         21,685
  Treasury stock, 296,500 shares                        -              -
  Cumulative other comprehensive loss                (740)             -
  Retained earnings (deficit)                     311,840       (132,052)
                                           --------------- --------------

      Total stockholders' equity                  773,551       (110,367)
                                           --------------- --------------

         Total liabilities and
          stockholders' equity             $    1,506,838  $     996,463
                                           =============== ==============




The accompanying notes are an integral part of these statements.

COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
STATEMENTS OF INCOME
Years Ended December 31, 2000 and 1999
                                                        2000         1999
-------------------------------------------------  ------------- -------------

Software Sales                                     $  3,795,469  $  2,349,347
Non-Software Sales                                       49,644        39,648
                                                   ------------- -------------

   Total sales                                        3,845,113     2,388,995

Operating Expenses                                    2,997,074     2,083,179
                                                   ------------- -------------

Operating Income                                        848,039       305,816

Other Income (Expense):
  Interest income                                        12,085        17,615
  Other income                                           19,581        18,404
  Loss on sale of fixed assets                          (12,156)            -
  Interest expense                                          (39)      (91,236)
                                                   ------------- -------------

    Total other income (expense)                         19,471       (55,217)
                                                   ------------- -------------

Income Before Income Taxes                              867,510       250,599

Provision for Income Tax:
  Current                                               325,380        37,244
  Deferred                                               98,238        63,631
                                                   ------------- -------------

    Total income tax expense                            423,618       100,875
                                                   ------------- -------------

Net Income                                         $    443,892  $    149,724
                                                   ============= =============

Earnings Per Share - Basic and Fully Diluted       $       0.25  $      73.54
                                                   ============= =============

Weighted Average Shares Outstanding                   1,792,410         2,036
                                                   ============= =============

The accompanying notes are an integral part of these statements.


COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 2000 and 1999

------------------------------------------------------------------------------------------------------
                                                                   Cumulative
                                                       Treasury      Other
                                    Common Stock        Stock    Comprehensive   Retained
                                 Shares     Amount      Shares       Loss        Earnings    Total
                              ---------- ----------- ----------- ------------- ------------ ----------
Balance at December 31, 1998       1,000 $    21,685          -  $          -  $  (281,776) $(260,091)

Issuance of Stock                  1,715           -          -             -            -          -

Net Income                             -           -          -             -      149,724    149,724
                              ---------- ----------- ----------- ------------- ------------ ----------

Balance at December 31, 1999       2,715      21,685          -             -     (132,052)  (110,367)

Issuance of Stock              4,090,285           -     296,500            -            -          -

Contributed Capital            7,160,000     440,766           -            -            -    440,766

Comprehensive Net Income
Calculation:
 Net Income                           -            -           -            -      443,892    443,892
 Other Comprehensive Loss:
  Foreign currency translation
   adjustments                        -            -           -         (740)           -       (740)
                              ---------- ----------- ----------- ------------- ------------ ----------

Balance at December 31, 2000  11,253,000 $   462,451     296,500 $       (740) $   311,840  $ 773,551
                              ========== =========== =========== ============= ============ ==========


The accompanying notes are an integral part of these statements.

                                     -5-


COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
STATEMENTS OF CASH FLOWS
Years Ended December 31, 2000 and 1999
                                                                 2000         1999
------------------------------------------------------------ ------------- -------------
Cash Flows from Operating Activities:
  Net income                                                 $    443,892  $    149,724
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation                                                   64,794        18,859
    Deferred taxes                                                 98,238        63,631
    Bad debt allowance                                                  -         5,000
    Loss on sale of fixed assets                                   12,156             -
   (Increase) decrease in operating assets:
      Accounts receivable                                        (562,955)      (70,864)
      Employee receivable                                          (2,363)       (1,236)
      Inventories                                                 (24,599)      (18,468)
      Prepaid expenses                                             10,267       (13,275)
      Other assets                                                (16,011)         (319)
    Increase (decrease) in operating liabilities:
      Accounts payable - trade                                    127,352        26,432
      Accounts payable - stockholder                                    -        (3,059)
      Accrued payroll liabilities                                  29,300         8,843
      Pension payable                                             (92,857)      161,417
      Income taxes payable                                        306,822        37,144
                                                             ------------- -------------

        Total adjustments                                         (49,856)      214,105
                                                             ------------- -------------

    Net cash provided by operating activities                     394,036       363,829

Cash Flows from Investing Activities:
  Proceeds from sale of fixed assets                               23,100             -
  Purchase of equipment                                          (150,897)     (270,493)
                                                             ------------- -------------

    Net cash used by investing activities                        (127,797)     (270,493)

Cash Flows from Financing Activities:
  Net payments on stockholder loan                               (309,894)     (205,337)
                                                             ------------- -------------

Net Decrease in Cash                                              (43,655)     (112,001)

Cash at Beginning of Year                                          61,614       173,615
                                                             ------------- -------------

Cash at End of Year                                          $     17,959  $     61,614
                                                             ============= =============

Non-cash transactions and other disclosures:
-------------------------------------------
   The Company paid $38 and $91,236 in interest during the years ended December 31, 2000 and 1999, respectively.  The Company paid $100 in taxes in each of the years ended
   December 31, 2000 and 1999.

   During the year ended December 31, 2000, the Company's remaining debt to a stockholder in the amount of $440,766, was converted to additional paid-in capital.  There were no non-cash investing or financing transactions during the years ended December 31, 1999.

   The accompanying notes are an integral part of these statements.

                                -6-



COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 1. Summary of Significant Accounting Policies
        ------------------------------------------

This summary of significant accounting policies of Computer Assisted Learning and Instruction, Inc. and subsidiary (the Company) is presented to assist in understanding the Company's financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of these financial statements. In the opinion of management, these financial statements include all adjustments which are necessary for the fair presentation of the results for the periods presented.

Organization and Business Description - Computer Assisted Learning & Instruction, Inc. (CALI) was incorporated in the state of Utah on January 1, 1994. CALI is engaged in the development, marketing, and support of English language training software. The Company's customers consist primarily of retail distributors located in North America, South America, Europe, and Asia.

Revenue Recognition - Revenue from the sale of software products is generally recognized upon delivery, where collection is probable and no significant obligations remain. Sales under certain distributor contracts are on a consignment basis, or under terms which require that the recognition of revenue be deferred until sale of the products by the distributor.

Principles of Consolidation - The consolidated financial statements include the accounts of CALI and its wholly-owned subsidiary (see Note 3). All material intercompany transactions and accounts have been eliminated.

Cash and Cash Equivalents   The Company considers demand deposits at banks and
money market funds at other financial institutions with an original maturity of three months or less to be cash equivalents.

Inventories - Inventories consisting primarily of product packaging, documentation, and media, are stated at the lower of cost or market. Inventory cost is determined using the first-in, first-out method.

Fixed Assets - Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method for financial reporting purposes. Asset lives vary from three to ten years based on the estimated useful life of the assets.

Maintenance, repairs, and renewals which neither materially add to the value of the equipment nor appreciably prolongs its life are charged to expense as incurred. Gains and losses on dispositions are included in net income.

Other Assets - Other assets consist of prepaid rents, professional retainer fees, and intangible assets.

Research and Development Costs - Research and development expenditures, consisting primarily of software development costs incurred prior to achieving technological feasibility are charged to operations as incurred. After technological feasibility is established any additional software development costs would be capitalized in accordance

COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
------------------------------------------------------------------------------

Note 1. Summary of Significant Accounting Policies (continued)
        ------------------------------------------

with Statement of Financial Accounting Standards (SFAS) No. 86, Capitalization of Software Development Costs. Under the Company's software development process, technological feasibility is established upon completion of a working model. The Company to date has not capitalized any software development costs due to the immateriality of such costs.

Advertising - The Company expenses the costs of advertising when the advertising takes place.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the financial statements and the accompanying notes. Actual amounts could differ from those estimates.

Earnings per Share - Basic and fully diluted earnings per share is computed by dividing net income available for common stock by the weighted average number of common shares during the period.

Note 2. Fixed Assets
        ------------

Major classifications of property and equipment for December 31, 2000 and 1999 are as follows:

                                                   2000          1999
                                               ------------- -------------

  Computer software - 3 year life              $      5,656  $     32,920
  Computer hardware - 3-5 year life                  98,892       124,104
  Phone equipment - 5 year life                      19,884         8,856
  Furniture and fixtures - 5-10 year life           424,416       399,748
  Automobiles - 10 year life                        167,608       154,184
                                               ------------- -------------
                                                    716,256       719,812
  Accumulated depreciation and amortization        (356,869)     (410,530)
                                               ------------- -------------

                                               $    359,387  $    309,282
                                               ============= =============

Note 3. Wholly-Owned Subsidiary
        -----------------------

During 2000, the Company established a wholly-owned subsidiary in Brazil, CALI Brasil, Ltda. All income and expenses of this subsidiary are reported in accordance with generally accepted accounting principles in these financial statements.

CALI Brasil's earnings (net income) translated from Brazilian reals (the functional currency) to US dollars (the reporting currency) for the year ending December 31, 2000 was $17,109. The Company reports the assets, liabilities, and equity of its subsidiary using the exchange rate at the date of the balance sheet. The Company reports the income and expenses of its subsidiary using a weighted-average exchange rate over the period the income statement. Gains or losses on translating the functional currency to the reporting currency are reported as a component of cumulative other comprehensive income.

COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 4. Income Taxes
        ------------

The provision for income taxes is based on income and expense reported in the financial statements which differs from that reported for income tax purposes. Accordingly, deferred income taxes are provided in recognition of such differences. Temporary differences include vacation accrual, excess tax depreciation and unpaid interest on the stockholder loan.

Income tax liabilities, expense, and deferred taxes are computed by following the procedures outlined in Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". The applicable federal and state tax rates in effect at December 31, 2000 and 1999 were used in calculating the income tax liabilities, expense, and deferred taxes. In 1999, the balance of the Company's net operating loss carryforwards was used to offset a portion of income. Income tax expense for the years ended December 31, 2000 and 1999, is computed as follows:

                                                     2000          1999
                                                  ------------- ------------
  Current:
   Federal income tax expense                     $    282,761  $    31,965
   State income tax expense                             42,619        5,279
  Deferred income tax expense                           98,238       63,631
                                                  ------------- ------------

    Income tax expense                            $    423,618  $   100,875
                                                  ============= ============

Deferred tax assets and liabilities consist of the following:

                                                       2000         1999
                                                  ------------- ------------
  Deferred tax assets:
   Allowance for doubtful accounts                $      1,865  $     1,865
   Accrued, unpaid interest                                  -       91,832
   Vacation accrual                                      7,992        7,898
                                                  ------------- ------------

    Total deferred tax assets                            9,857      101,595

  Deferred tax liabilities:
    Excess tax depreciation                            (15,571)      (9,071)
                                                  ------------- ------------

  Net deferred tax assets (liabilities)           $     (5,714) $    92,524
                                                  ============= ============

Note 5. Related Party Transactions
        --------------------------

The Company's majority stockholder loaned the Company $709,800 as of December 31, 1999 including unpaid interest of $40,860. During 2000, the Company repaid $309,894 of this loan. This stockholder then converted the remaining balance, $440,766, to additional paid-in capital. Also during 1999, the Company paid this stockholder $77,500 for vehicles and boats and $8,000 was paid to another company officer for a vehicle.

COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-----------------------------------------------------------------------------

Note 6. Concentrations
        --------------

The Company is engaged in a single business segment, the development and marketing of language training software. The computer software industry is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results.

The Company sells its products primarily through distributors and resellers. Sales to the two largest distributors by the Company accounted for approximately 28 and 41 percent of the Company's net revenues for December 31, 2000 and 1999, respectively.

The Company believes that no single end-user customer accounted for more than five percent of the Company's sales in 2000 and 1999.

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The credit risk associated with accounts receivable is mitigated by the Company's credit evaluation process, reasonably short collection terms, and the geographical dispersion of sales transactions. The Company estimates an allowance for doubtful accounts of $5,000 based on the credit worthiness of its distributors and customers as well as general economic conditions.

Note 7. Leases
        ------

On August 21, 1998, the Company entered into a three-year lease agreement for an office building in Provo, Utah. The monthly payment is $3,000 and the lease is renewable in September of each succeeding year. During the year ended December 31, 2000, the Company was released from this agreement when they signed a new lease at a different location. The new lease carries a three-year term, beginning in March of 2000. The initial monthly payment of $6,839 will be adjusted annually for increases in the consumer price index. Future minimum payments are required as follows for the years ending December 31:

                  2001           $    77,569
                  2002                85,241
                  2003                14,230
                                 -----------
                                 $   177,040
                                 ===========

Note 8. Pension Plan

On December 31, 1999, the Company adopted a defined benefit pension plan, effective for the 1999 plan year, covering all employees who meet age and length of service requirements. The benefits are based on years of service and the employee's compensation during the last three consecutive years of employment. The Company's funding policy is to contribute annually an amount that can be deducted for federal income tax purposes. Contributions are intended to provide not only for benefits

COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------------

Note 8. Pension Plan (continued)
        ------------------------

attributed to service to date but also for those benefits expected to be earned in the future. Contributions vest to employees at the end of six years of service.

The required contribution, accrued in the financial statements, for the years ending December 31, 2000 and 1999 was $68,560 and $161,417.

The following table sets forth the plan's funded status:

                                                  December 31,  December 31,
                                                      2000          1999
                                                 ------------- --------------
Change in benefit obligations:
  Benefit obligation at beginning of year        $    161,417  $           -
  Service cost                                        160,271        161,417
  Interest cost                                        13,023              -
  Amortization of transition                            1,073              -
                                                 ------------- --------------
  Benefit obligation at end of period                 335,784        161,417
                                                 ------------- --------------
Change in plan assets:
  Fair value of plan assets at beginning of year            -              -
  Actual return on plan assets                          1,214              -
  Employer contribution                               161,417              -
  Benefits paid                                             -              -
                                                 ------------- --------------
  Fair value of plan assets at end of period          162,631              -
                                                 ------------- --------------
  Accrued benefit cost                           $   (173,153) $    (161,417)
                                                 ============= ==============

Net pension cost included the following components:
                                                  December 31,  September 30,
                                                      2000           1999
                                                 ------------- --------------
  Service cost                                   $    160,271  $     161,417
  Interest cost                                        13,023              -
  Expected return on plan assets                       (5,696)             -
  Amortization of prior service cost                    9,501              -
                                                 ------------- --------------
                                                 $    177,099  $     161,417
                                                 ============== =============

The weighted-average discount rate used in determining the actuarial present value of the projected benefit obligation was 7 percent for the period ended December 31, 2000.

The net pension cost determined by the actuary of $177,099 differs from the required minimum contribution determined by the actuary of $68,560. This difference is due to a significant reduction in compensation to an officer of the Company that was not considered when these amounts were determined by the actuary. Only the actual required minimum contribution of $68,560 has been accrued on the financial statements.

COMPUTER ASSISTED LEARNING & INSTRUCTION, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------

Note 9. Commitments
        -----------

The Company has entered into an agreement to pay $4,500 a month until September 2001 for public relations and investment banking services.

Note 10. Recent Accounting Pronouncements
         --------------------------------

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at fair value. The statement also requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. In June 1999, the FASB issued SFAS No. 137, which deferred the application of SFAS NO. 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. The application of SFAS No. 133 is not expected to have a material impact on the Company's financial statement.

Note 11. Subsequent Event
         ----------------

On December 15, 2000, the Company entered into an Agreement and Plan of Reorganization (Reorganization Agreement). This Reorganization Agreement was executed on January 31, 2001 and was accounted for as a reverse merger with Politics.com, Inc., a Delaware corporation incorporated in January 1997. All of the outstanding common stock of CALI was exchanged for 11,550,000 of common stock of Politics.com, Inc (POCO). The transaction, accounted for as a reverse merger acquisition, resulted in the recapitalization of CALI inasmuch as it was deemed to be the acquiring entity for accounting purposes. Politics.com, Inc. then changed its name to English Language Learning and Instruction System, Inc. (ELLIS).

     In connection with the reverse merger, the 11,550,000 shares of common stock of CALI were exchanged at a rate of one share of CALI for one share of POCO.

             PRO FORMA COMBINED FINANCIAL STATEMENTS
                    ENGLISH LANGUAGE LEARNING
                  AND INSTRUCTION SYSTEM, INC.
             (F/K/A POLITICS.COM, INC. AND COMPUTER
             ASSISTED LEARNING AND INSTRUCTION, INC.)
               AS OF DECEMBER 31, 2000 (UNAUDITED)

English Language Learning and Instruction System, Inc.
(F/K/A Politics.com, Inc. and Computer
Assisted Learning and Instruction, Inc.)
Pro Forma Combined Financial Statements
(Unaudited)

The following unaudited pro forma combined balance sheet and statements of income aggregate the audited balance sheet and statements of income of English Language Learning and Instruction System, Inc. (a Delaware Corporation) (ELLIS) as of December 31, 2000 and 1999, and the audited balance sheet and statement of income of Computer Assisted Learning & Instruction, Inc. (a Utah Corporation) (CALI) as of December 31, 2000 and 1999, giving effect to a transaction which was completed on January 31, 2001, wherein ELLIS acquired CALI (the "Acquisition"). The business combination is treated as a recapitalization of CALI with ELLIS issuing common stock in exchange for all of the issued and outstanding shares of CALI. The following pro forma balance sheet and statements of income used management assumptions as described in the notes and the historical financial information available at December 31, 2000 and 1999. Again, the format and amounts used in these pro forma financial statements are based on those financial statements.

The pro forma combined balance sheet and statements of income should be read in conjunction with the separate financial statements and related notes thereto of ELLIS and CALI. The pro forma combined financial statements are not necessarily indicative of the combined balance sheet and statements of income which might have existed for the period indicated or the results of operations as they may be now or in the future.

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
(F/K/A Politics.com, Inc. and Computer Assisted
Learning and Instruction, Inc.)
PRO FORMA COMBINED BALANCE SHEET
December 31, 2000
(Unaudited)
------------------------------------------------------------------------------

                                                              Pro forma
                                       CALI,       ELLIS,     Increase    Pro forma
                                        Inc.        Inc.     (Decrease)   Combined
                                   ------------ ------------ ------------ ------------
ASSETS                                                          (A)

Current Assets:

  Cash and cash equivalents        $    17,959  $       296   $     (296) $    17,959
  Accounts receivable                1,037,105            -            -    1,037,105
  Prepaid expense                        3,009            -            -        3,009
  Inventories                           45,478            -            -       45,478
  Current portion of deferred
    tax asset                            9,857            -            -        9,857
                                   ------------ ------------ ------------ ------------

      Total current assets           1,113,408          296         (296)   1,113,408

Property, Plant and Equipment - net    359,387       65,421      (65,421)     359,387

Other Assets                            34,043       37,750      (37,750)      34,043
                                   ------------ ------------ ------------ ------------

Total assets                       $ 1,506,838  $   103,467  $  (103,467) $ 1,506,838
                                   ============ ============ ============ ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable                 $   219,757  $   727,817  $  (727,817) $   219,757
  Capital lease - current portion            -       38,080      (38,080)           -
  Accrued expenses                     153,993      436,181     (436,181)     153,993
  Notes payable                              -    1,161,648   (1,161,648)           -
  Current income tax payable           343,966            -            -      343,966
  Current portion of deferred taxes          -            -            -            -
                                   ------------ ------------ ------------ ------------

      Total current liabilities        717,716    2,363,726    2,363,726      717,716

Capital Lease - noncurrent portion           -       78,913      (78,913)           -

Deferred Income Taxes                   15,571            -            -       15,571
                                   ------------ ------------ ------------ ------------

      Total liabilities                733,287    2,442,639   (2,442,639)     733,287


Continued

The accompanying notes are an integral part of the combined pro forma financial statements.

                               -2-

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
(F/K/A Politics.com, Inc. and Computer Assisted
Learning and Instruction, Inc.)
PRO FORMA COMBINED BALANCE SHEET
December 31, 2000
(Unaudited) - Continued
-----------------------------------------------------------------------------

                                                             Pro forma
                                        CALI,       ELLIS,    Increase    Pro forma
                                        Inc.        Inc.     (Decrease)   Combined
                                   ------------ ------------ ------------ ------------
Stockholders' Equity:                                              (A)
  Preferred stock, $0.00001 par
   value, 50,000,000 shares
   authorized, none issued                   -            -            -           -
  Common stock, $0.00001 par
   value, 20,000,000 shares
   authorized, 1,201,000 shares
   issued and outstanding                    -           12          (12)          -
  Common stock, no par value,
   20,000,000 shares authorized,
   11,550,000 shares issued
   and $11,253,000 shares
   outstanding                         462,451            -      (462,451)         -
  Common stock, $0.00001 par
   value, 20,000,000 shares
   authorized, 12,750,001 shares
   issued and outstanding                    -            -           128        128
  Treasury stock, 297,000 shares             -            -             -          -
  Additional paid-in capital                 -    6,808,231    (6,345,908)   462,323
  Cumulative other comprehensive
   income                                 (740)           -             -       (740)
  Retained earnings                    295,946            -             -    295,946
  Deficit accumulated during
    development stage                        -   (9,147,415)    9,147,415          -
                                   ------------ ------------ ------------ ------------
      Total stockholders' equity
       (deficit)                       757,657   (2,339,172)    2,339,172     757,657
                                   ------------ ------------ ------------ ------------
      Total liabilities and
       stockholders' equity
       (deficit)                   $ 1,506,838  $   103,467  $  (103,467) $ 1,506,838
                                   ============ ============ ============ ============

The accompanying notes are an integral part of the combined pro forma financial statements.

                               -3-

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
(F/K/A Politics.com, Inc. and Computer Assisted
Learning and Instruction, Inc.)
PRO FORMA COMBINED STATEMENT OF INCOME
December 31, 2000
(Unaudited)
-----------------------------------------------------------------------------
                                                             Pro forma
                                        CALI,       ELLIS,    Increase    Pro forma
                                        Inc.        Inc.     (Decrease)   Combined
                                   ------------ ------------ ------------ ------------
                                                                 (A)
Operating Revenues                 $ 3,845,113  $    13,384  $         -  $ 3,858,497

Operating Expenses:
  Direct operating costs             2,932,280            -            -    2,932,280
  Selling general and administrative         -    2,646,761            -    2,646,761
  Website development                        -      215,010            -      215,010
  Depreciation                          64,794      111,479            -      176,273
                                   ------------ ------------ ------------ ------------

     Total operating expenses        2,997,074    2,973,250            -    5,970,324
                                   ------------ ------------ ------------ ------------

Operating Income (Loss)                848,039   (2,959,866)          -    (2,111,827)

Other Income (Expense)                  19,471     (148,522            -     (128,781)
                                   ------------ ------------ ------------ ------------

Income (Loss) Before Income Taxes      867,510   (3,108,388)           -   (2,240,608)

Income Tax Expense (Benefit):
  Current income tax expense           325,380            -            -      341,274
  Deferred income tax benefit           98,238            -            -       98,238
                                   ------------ ------------ ------------ ------------
     Total income tax expense
       (benefit)                       423,618            -            -      439,512
                                   ------------ ------------ ------------ ------------

Net Income (Loss)                  $   443,892  $(3,108,388) $         -  $(2,680,120)
                                   ============ ============ ============ ============
Net Loss Per Common Share -
 Basic and Fully Diluted                                                  $      (.21)
                                                                          ============

Weighted Average Shares Outstanding                                        12,750,000
                                                                          ============




The accompanying notes are an integral part of the combined pro forma financial statements.

                               -4-

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
(F/K/A Politics.com, Inc. and Computer Assisted Learning & Instruction, Inc.)
PRO FORMA COMBINED STATEMENT OF INCOME
For the Year Ended December 31, 1999
(Unaudited)
--------------------------------------------------------------------------------------

                                                             Pro forma
                                        CALI,       ELLIS,    Increase    Pro forma
                                        Inc.        Inc.     (Decrease)   Combined
                                   ------------ ------------ ------------ ------------
                                                                 (A)
Operating Revenues                 $ 2,388,995  $         -   $        -  $ 2,388,995

Operating Expenses:
  Direct operating costs             2,064,320            -            -    2,064,320
  Selling general and administrative         -    5,132,360            -    5,132,360
  Website development                        -      849,564            -      849,564
  Depreciation                          18,859       41,585            -       60,444
                                   ------------ ------------ ------------ ------------

     Total operating expenses        2,083,179    6,023,509            -    8,106,688
                                   ------------ ------------ ------------ ------------

Operating Income (Loss)                305,816   (6,023,509)           -   (5,717,693)

Other Income (Expense)                 (55,217)     (15,518)           -      (70,735)
                                   ------------ ------------ ------------ ------------

Income Before Income Taxes             250,599   (6,039,027)           -   (5,788,428)

Income Tax Expense:
  Current income tax expense            37,244            -            -       37,244
  Deferred income tax expense           63,631            -            -       63,631
                                   ------------ ------------ ------------ ------------

     Total income tax expense          100,875            -            -      100,875
                                   ------------ ------------ ------------ ------------

Net Income (Loss)                  $   149,724  $(6,039,027) $         -  $(5,889,303)
                                   ============ ============ ============ ============
Net Loss Per Common Share -
  Basic and Fully Diluted                                                 $      (.46)
                                                                          ============

Weighted Average Shares Outstanding                                        12,750,000
                                                                          ============


The accompanying notes are an integral part of the combined pro forma financial statements.

                               -5-

ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
F/K/A POLITICS.COM, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2000
------------------------------------------------------------------------------

Politics.com, Inc. - On July 27, 1999, Loan Oak, Inc., a Delaware corporation (Lone Oak), acquired all of the issued and outstanding common stock of Politics.com, Inc., a Nevada corporation (Politics-Nevada). The transaction has been treated for accounting purposes as a reverse acquisition (purchase) with Politics-Nevada being the acquirer and Lone Oak being the acquired company. As a result of the acquisition, Politics-Nevada became a wholly-owned subsidiary of Lone Oak. In connection with this transaction, Lone Oak changed its name to Politics.com, Inc., a Delaware corporation.

Politics-Nevada was incorporated on March 23, 1999 in the State of Nevada. Politics-Nevada is a development stage enterprise that intended to be a global Internet media company, offering a branded network of information, communication, entertainment, community and commerce services with a common theme of politics.

Computer Assisted Learning & Instruction, Inc.-- The Company was organized under the laws of the State of Utah on January 1, 1994. The Company was formed for the purpose of, but not limited to, the development, marketing, and support of English language training software.

(A) Pro forma Adjustments -- On November 30, 2000, Politics.com, Inc. established a wholly-owned subsidiary, New Politics.com, Inc. (a Nevada corporation) (New Politics), and entered into an asset purchase agreement whereby New Politics acquired from Politics.com, Inc. all of Politics.com, Inc.'s assets and liabilities. As consideration for acquiring the assets, New Politics assumed complete and sole responsibility of and for all obligations associated with the assets acquired.

The Company's ownership interest in New Politics was distributed to the Company's stockholders by issuing one share of New Politics for every share of the Company held by such stockholders. The "spin-off" was approved by the Company's stockholders on January 31, 2001.

On December 15, 2000 Politics.com, Inc. entered into an Agreement and Plan of Reorganization (the Reorganization Agreement) by and between Politics.com, Inc. and Computer Assisted Learning & Instruction, Inc., a Utah corporation
(CALI). The Reorganization Agreement contemplated a closing date of January 31, 2001.

Following the "spin-off", on January 31, 2001, under the terms of the Reorganization Agreement, the shareholders of CALI exchanged 100% of the outstanding common stock of CALI for 11,550,000 shares of Politics.com, Inc. common stock, representing approximately 85.6 percent of the outstanding common stock of Politics.com, Inc. and Politics.com, Inc. changed its name to English Language Learning and Instruction System, Inc. (ELLIS). The exchange resulted in CALI's shareholders holding a larger portion of the voting rights of Politics.com, Inc. than would be held after the merger by the persons who were Politics.com, Inc. shareholders prior to the merger. Accordingly, the transaction was treated for accounting purposes as a reverse merger (purchase) with CALI being the acquirer and Politics.com, Inc. being the acquired company. Consequently, the pro forma adjustment has been made to record the "spin-off" of all assets and liabilities of Politics.com, Inc. held by its subsidiary, New Politics.com, Inc.

                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ENGLISH LANGUAGE LEARNING AND
                              INSTRUCTION SYSTEM, INC.


                                /s/ Timothy D. Otto
                           By:______________________________
                               Chief Executive Officer, President
                               and Director

Date: April 14, 2001